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As filed with the Securities and Exchange Commission on April 22, 2002

Registration No. 333-14771

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0231510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ecolab Center
370 Wabasha Street North
Saint Paul, Minnesota 55102
(651) 293-2233
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Kenneth A. Iverson
Vice President and Secretary
Ecolab Inc.
370 Wabasha Street North
Saint Paul, Minnesota 55102
(651) 293-2125
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

        On October 24, 1996, we filed our Registration Statement on Form S-3, File No. 333-14771, relating to our debt securities having an aggregate value of $200,000,000 to be offered from time to time pursuant to Rule 415 under the Securities Act of 1933. The Registration Statement was declared effective on November 18, 1996. As of the date of this Post-Effective Amendment No. 1, debt securities having a value of $150,000,000 have been sold pursuant to the Registration Statement. We are filing this Post-Effective Amendment No. 1 to deregister the remaining $50,000,000 of debt securities that remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

ITEM 16. EXHIBITS.

        The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment:

Exhibit No.	Description
24.1	Powers of Attorney (filed herewith electronically).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on April 22, 2002.

ECOLAB INC.
By:	/s/ ALLAN L. SCHUMAN Allan L. Schuman Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on April 22, 2002 by the following persons in the capacities indicated.

/s/ ALLAN L. SCHUMAN Allan L. Schuman	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ STEVEN L. FRTIZE Steven L. Fritze	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ DANIEL J. SCHMECHEL Daniel J. Schmechel	Vice President and Controller (Principal Accounting Officer)

/s/  KENNETH A. IVERSON
Kenneth A. Iverson, as attorney-in-fact for Les S. Biller, Jerry A. Grundhofer, Stefan Hamelmann, James J. Howard, William L. Jews, Joel W. Johnson, Ulrich Lehner, Jerry W. Levin and Robert L. Lumpkins	Directors
Director not signing: Jochen Krautter

ECOLAB INC.
POST-EFFECTIVE AMENDMENT NO.1 TO
FORM S-3 REGISTRATION STATEMENT

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
24.1	Powers of Attorney	Filed herewith electronically.

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  ITEM 16. EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS